UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   May 1, 2000
                                                         -----------------
                                                         April 25, 2000
                                                         -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-00019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is the Company's press release announcing the New Mexico Supreme Court decision.

N.M. Supreme Court Overturns PNM Gas Rate Order

ALBUQUERQUE, NM, April 25, 2000 - The New Mexico Supreme Court has ruled in favor of PNM, Public Service Company of New Mexico (NYSE:PNM), in overturning a $6.9 million rate reduction imposed on the company's natural gas utility by state regulators in 1997.

The company has not yet calculated the potential financial impact of the court decision. PNM had supported a $13.3 million rate increase when the case was originally filed.

Although the court upheld certain portions of the gas rate case order by the state's former Public Utility Commission (PUC), it labeled other significant sections "arbitrary and capricious." The five-member court vacated the entire order as "unreasonable and unlawful," because certain disallowances ordered by the PUC unreasonably hindered PNM's ability to earn a fair rate of return. Unless any of the parties in the case ask the Supreme Court for a rehearing, the case will be remanded to the New Mexico Public Regulation Commission, the regulatory body that replaced the PUC in 1998.

The case was the second PUC gas rate decision overturned by New Mexico's high court in recent weeks and the latest of several PUC cases PNM has won on appeal. The decision is significant because it demonstrates the Supreme Court's support of fair treatment for utility investors, said PNM General Counsel Pat Ortiz.

"In its opinion in this case, the court repeatedly emphasized the need to properly balance the interests of customers and shareholders," Ortiz said. "This decision re-emphasizes what the court has done recently in reversing punitive decisions of the old PUC. If investors are not treated fairly, we can look to the Supreme Court for a remedy."

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ------------------------------------------
                                              (Registrant)


Date:  May 1, 2000                             /s/ John R. Loyack
                                   ------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)





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